Exhibit 4.5

NCS ENERGY HOLDINGS, LLC

2011 Equity Incentive Plan

1.    Definitions: As used in this Plan, the following definitions shall apply:

(a)    “Award” shall mean any equity option, equity appreciation right, restricted equity, restricted phantom equity, performance equity award or other equity-based award granted under the Plan.

(b)    “Company” shall mean NCS Energy Holdings, LLC, a Delaware limited liability company, or any successor thereof.

(c)    “Discretion” shall mean in the sole discretion of the Company, with no requirement whatsoever that the Company follow past practices, act in a manner consistent with past practices, or treat a Participant (as defined below) in a manner consistent with the treatment afforded other Participants with respect to the Plan.

(d)    “Equity option” shall mean an option to purchase a specified number of Units in the Company which meets the requirements set forth in the Plan.

(e)    “Other equity-based award” shall mean any right granted under Paragraph 17 of the Plan.

(f)    “Participant” shall mean any individual or class of individual or an entity designated by the Company under Paragraph 5 for participation in the Plan who is or becomes (1) a member holding Units in the Company, (2) a key employee of the Company or any Subsidiary, or (3) a key consultant or advisor of the Company or any Subsidiary.

(g)    “Performance equity” shall mean a grant of a specified number of Units in the Company upon the attainment of one or more performance goals during a performance period established by the Company, as provided in Paragraph 16.

(h)    “Plan” shall mean this NCS Energy Holdings, LLC 2011 Equity Incentive Plan.

(i)    “Restricted equity” shall mean a grant of a specified number of Units in the Company which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Company, as provided in Paragraph 15.

(j)    “Restricted phantom equity” shall mean a grant of a right to obtain the value of a specified number of Units in the Company which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Company, as provided in Paragraph 15.

(k)    “Equity appreciation right” shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of Units in the Company, as provided in Paragraph 10.

(l)    “Subsidiary” shall mean any corporation, limited liability company, partnership or any other entity in which the Company owns, directly or indirectly, stock or other ownership interest therein, possessing more than fifty percent (50%) of the combined voting power of all classes of stock or other ownership interest.

(m)    “Units” shall mean the common units of membership interest in the Company.

2.    Purpose of Plan: The purpose of the Plan is to provide members holding Units in the Company and key employees, consultants and advisors of the Company and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of members holding Units in the Company and key employees, consultants and advisors with the interests of the members of the Company, and to facilitate attracting and retaining members holding Units in the Company and key employees, consultants and advisors with exceptional abilities.

3.    Administration: The Plan shall be administered by the Company. Subject to the provisions of the Plan, the Company shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons or entities to be granted Awards, the type of Awards and the number of Units in the Company covered by Awards to be granted to each such person or class of person or entity, and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Company is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Company shall be final and conclusive.

4.    Maximum Number of Units of Company Subject to Plan: The maximum number of common Units in the Company which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate 6,184.78452 common Units in the Company (subject to adjustments as provided in this Paragraph 4). Consistent with the purpose of the Plan and with a view to avoiding over or under counting, the Company shall, in its Discretion, determine the number of Units in the Company remaining available under the Plan as a result of the grant or settlement of Awards made under the Plan. If any Units in the Company covered by an Award or to which an Award relates is forfeited, or if an Award otherwise terminates without the delivery of Units in the Company or of other consideration, then the Units in the Company covered by such Award, or to which such Award relates, or the number of Units in the Company otherwise counted against the aggregate number of Units in the Company available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

5.    Participants: The Company shall determine and designate from time to time, in its Discretion, those individuals or entities who are or who become members holding Units in the Company or key employees, consultants or advisors of the Company or any Subsidiary to receive Awards. Subject to the provisions of the Plan, the Company may authorize in advance the grant of Awards to individuals or classes of individuals or entities who are not at the time of Company authorization, but who subsequently become, members holding Units in the Company or key employees, consultants or advisors of the Company or any Subsidiary; provided, however, that (1) for all purposes of the Plan, the date of grant of any Award made to an individual or entity pursuant to such authorization shall be no earlier than the date on which such individual or entity becomes a member holding Units in the Company or an employee, consultant or advisor of the Company or any Subsidiary, and (2) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals or entities, including, without limitation, the type or types of Awards and the number or maximum number of Units in the Company to be covered by such Awards.

6.    Written Agreement: Each Award granted under the Plan shall be evidenced by a written agreement between the Company and the Participant which shall contain such provisions as may be approved by the Company. Such agreements shall constitute binding contracts between the Company and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Company, provided that such additional provisions and restrictions do not violate the terms of the Plan.

7.    Allotment of Units in the Company: Subject to the terms of the Plan, including, without limitation, Paragraph 4 of the Plan, the Company shall determine and fix, in its Discretion, the number or maximum number of Units in the Company with respect to which each Participant may be granted Awards. The number of Units in the Company covered by an Award shall be specified in the written agreement evidencing the Award.

8.    Equity Options: Subject to the terms of the Plan, the Company, in its Discretion, may grant to a Participant an equity option to purchase a specified number of Units in the Company. In its Discretion, the Company shall establish the price at which each Unit in the Company covered by the equity option may be purchased; provided, however, that such per unit option price shall not be less than 50% of the fair market value of a Unit in the Company on the date on which such option is granted. Fair market value of a Unit in the Company, for purposes of this Paragraph 8 and for all other purposes of this Plan, shall be determined by the Company, in its Discretion.

9.    Payment of Equity Option Price: At the time of the exercise in whole or in part of any equity option granted under this Plan, payment of the option price in full in cash or, with the consent of the Company, in membership interests in the Company or by a promissory note payable to the order of the Company which is acceptable to the Company, shall be made by the Participant for all of the Units in the Company so purchased. Such payment may, with the consent of the Company, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. In the Discretion of, and subject to such conditions as may be established by, the Company, payment of the option price may also be made by the Company retaining from the Units in the Company to be delivered upon exercise of the equity option that number of Units in the Company having a fair market value on the date of exercise equal to the option price of the Units in the Company with respect to which the Participant exercises the option. Such payment may also be made in such other manner as the Company determines is appropriate, in its Discretion. No Participant shall have any of the rights of a member in the Company including, without limitation, rights to distributions made by the Company to its members, under any equity option until payment of the option price in a manner permitted under this Paragraph 9.

10.    Equity Appreciation Rights: Subject to the terms of the Plan, the Company may grant equity appreciation rights to Participants either in conjunction with, or independently of, any equity options granted under the Plan. An equity appreciation right granted in conjunction with an equity option may be an alternative right wherein the exercise of the equity option terminates the equity appreciation right to the extent of the number of Units in the Company purchased upon exercise of the equity option and, correspondingly, the exercise of the equity appreciation right terminates the equity option to the extent of the number of Units in the Company with respect to which the equity appreciation right is exercised. Alternatively, an equity appreciation right granted in conjunction with an equity option may be an additional right wherein both the equity appreciation right and the equity option may be exercised.

Upon exercise of an equity appreciation right, a Participant shall be entitled to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Company, a portion of the excess of (1) the then aggregate fair market value of the number of Units in the Company with respect to which the Participant exercises the equity appreciation right, over (2) the aggregate fair market value of such number of Units in the Company at the time the equity appreciation right was granted. This amount shall be payable by the Company, in its Discretion, in cash, in Units in the Company, in other property or any combination thereof.

11.    Exercise of Equity Options and Equity Appreciation Rights: Subject to the provisions of this Paragraph 11, each equity option and equity appreciation right granted under this Plan shall be exercisable at any such time or times or in any such installments as may be determined by the Company. A Participant may exercise an equity option or equity appreciation right, if then exercisable, in whole or in part, by delivery to the Company of written notice of the exercise, in such form as the Company may prescribe, accompanied, in the case of an equity option, by payment for the number of Units in the Company with respect to which the equity option is exercised as provided in Paragraph 9 (unless the Company, in its Discretion, permits a cashless form of option exercise permitted by Paragraph 9). Except as provided in Paragraph 14, equity options and equity appreciation rights may be exercised only while the Participant is a member holding Units in the Company, an employee, a consultant or an advisor, as the case may be, of the Company or a Subsidiary. Successive equity options and equity appreciation rights may be granted to the same Participant, whether or not the equity option(s) and equity appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise an equity option or equity appreciation right, if then exercisable, notwithstanding that equity options and equity appreciation rights previously granted to such Participant remain unexercised.

12.    Non-transferability and Term of Equity Options and Equity Appreciation Rights: No equity option or equity appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and equity options and equity appreciation rights shall be exercisable, during the lifetime of an individual Participant, only by the Participant. Notwithstanding the foregoing, in its Discretion and subject to such terms and conditions as it may prescribe, the Company may permit a Participant to transfer an equity option or equity appreciation right. If not sooner terminated, each equity option and equity appreciation right granted under this Plan shall expire not more than ten (10) years from the date of the granting of such equity option or equity appreciation right.

13.    Continuation of Employment: The Company may require, in its Discretion, that any Participant under the Plan to whom an equity option or an equity appreciation right shall be granted shall agree in writing as a condition of the granting of such equity option or equity appreciation right to remain a member holding Units in the Company, an employee, a consultant, or an advisor of the Company or a Subsidiary, as the case may be, for a designated minimum period from the date of the granting of such equity option or equity appreciation right as shall be fixed by the Company, and the Company may further require, in its Discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Company may require as a condition precedent to the exercise of an equity option or an equity appreciation right.

14.    Termination of Employment: If the employment of an employee Participant terminates or if the consultancy or advisorship of a consultant or advisor Participant terminates or if the membership of a member holding Units in the Company Participant terminates (collectively referred to in this Plan as a “termination of employment”), the Company may, in its Discretion, permit the exercise of equity options and equity appreciation rights granted to such Participant for a period not to extend beyond the expiration date with respect to the equity options or equity appreciation rights. In no event, however, shall an equity option or an equity appreciation right be exercisable subsequent to its expiration date. An equity option or equity appreciation right may only be exercised after a Participant’s termination of employment to the extent exercisable on the date of termination of employment; provided, however, that if the termination of employment is due to the Participant’s death, permanent disability or retirement at a retirement age permitted under the Company’s or Subsidiary’s retirement plan or policies, or if the termination of employment results from action by the Company or a Subsidiary without cause or from an agreement between the Company or a Subsidiary and the Participant (collectively referred to in this Plan as a “qualifying termination of employment”), the Company, in its Discretion, may permit all or part of the equity options and equity appreciation rights granted to such Participant to thereupon become exercisable in full or in part.

15.    Restricted Equity or Restricted Phantom Equity: Subject to the terms of the Plan, the Company may award a Participant a specified number of Units in the Company that is restricted and/or the Company may grant a Participant a phantom specified number of Units in the Company that is restricted. All such restricted equity and restricted phantom equity granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Company):

(a)    At the time of each award of restricted equity or restricted phantom equity, there shall be established a restricted period therefor, which period may differ among Participants and may have different expiration dates with respect to portions of restricted equity or restricted phantom equity covered by the same award.

(b)    An actual restricted specified number of Units in the Company or a phantom restricted specified number of Units in the Company awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such Award. Except for such restrictions on transfer, a Participant may (but is not required to) be provided all of the rights of a member in respect of an actual restricted specified number of Units in the Company, including, but not limited to, the right to receive distributions on such Units. A Participant shall have no ownership interest in Units in the Company with respect to which restricted phantom equity is granted; provided, however, that the Company may, in its Discretion, permit payment to such Participant of distribution equivalents on such phantom restricted equity equal to the amount of distributions, if any, which are paid on that specified number of Units in the Company with respect to which the restricted phantom equity is granted.

(c)    If there is a termination of employment of a Participant, all equity or phantom equity theretofore awarded to the Participant which is still subject to the restrictions imposed by Paragraph 15(b) shall upon such termination of employment be forfeited and transferred back to the Company, without payment of any consideration by the Company; provided, however, that in the event of a qualifying termination of employment, the Company may, in its Discretion, release some or all of the equity or phantom equity from the restrictions.

(d)    At the expiration of the restricted period applicable to an actual restricted specified number of Units in the Company, the Participant or the legal representative of the Participant’s estate shall become the outright owner of the membership interest, free of the restrictions imposed pursuant to Paragraph 15(b).

(e)    At the expiration of the restricted period applicable to restricted phantom equity, or, in the Discretion of the Company, on a specified date after expiration of the restricted period applicable to the restricted phantom equity, the Company shall pay to the Participant an amount equal to the then fair market value of the actual specified number of Units in the Company with respect to which the restricted phantom equity was granted. In the Discretion of the Company, such amount may be paid in cash, in Units in the Company, other property or any combination of the foregoing. Moreover, in the Discretion of the Company, such amount may be paid in a lump sum or in installments, currently upon expiration of the restricted period or on such other specified date or on a deferred basis, with provision for the payment or crediting of a distribution equivalent or reasonable rate of interest on installment or deferred payments in the Discretion of the Company.

16.    Performance Equity: The Company may grant to a Participant the right to obtain a performance-based specified number of Units in the Company subject to the following terms and conditions:

(a)    The Participant’s right to obtain such performance equity shall be subject to attainment of one or more performance goals over a performance period prescribed by the Company.

(b)    The performance goal applicable to an award to a Participant of the right to obtain such performance equity shall be based upon free cash flow, cash flow return on investment, market share, sales, revenues, return on equity, total member return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of the Company, a Subsidiary, or a division or unit thereof, or such other business or financial criteria determined by the Company, in its Discretion. The specific targets and other details of the performance goal shall be established by the Company in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

(c)    The performance goal applicable to an award to a Participant of the right to obtain such performance equity shall be established by the Company in writing at any time during the period beginning on the date of the award and ending on ninety (90) days after commencement of the performance period applicable to the award; provided, however, that there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Company.

(d)    The performance goal established by the Company must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the number of Units in the Company issuable to the Participant if the goal is attained. In the discretion of the Company, awards may be structured so that the number of Units issuable to a Participant varies based upon achievement of different performance goal targets.

(e)    Unless otherwise determined by the Company in the case of a qualifying termination of employment of a Participant, a performance-based specified number of Units in the Company shall be issued to a Participant only after (1) expiration of the performance period and attainment of the performance goal applicable to the award, and (2) issuance of a written certification by the Company (including approved minutes of the meeting of the Company at which the certification is made) that the performance goal and any other material terms of the Award have been attained or satisfied.

(f)    No Participant shall have any of the rights of a member of the Company in respect of a performance-based specified number of Units in the Company until the actual issuance of the interest to said Participant.

(g)    In the Discretion of the Company, in lieu of settling a performance equity award by issuance of the performance-based specified number of Units in the Company to a Participant, all or a portion of the award may be settled by payment of cash or other property to the Participant in an amount or having a fair market value equal to the then fair market value of the otherwise issuable interest.

(h)    Unless otherwise determined by the Company, a performance-based specified number of Units in the Company or rights therein awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual issuance of the interest to the Participant.

(i)    In its Discretion, the Company may subject a performance-based specified number of Units in the Company awarded to a Participant to any other terms or conditions not inconsistent with the foregoing, including, without limitation, a requirement that the Participant remain an employee of the Company or a Subsidiary (including at or above a specified salary grade), or that the Participant remain a consultant or advisor of the Company or a Subsidiary, or that the Participant remain a member holding Units in the Company for the entire performance period applicable to the Award.

17.    Other Equity-Based Awards: The Company may grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, a specified number of Units in the Company as are deemed by the Company, in its Discretion, to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Company may permit a Participant to make a current, outright purchase of a specified number of Units in the Company, which interest may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the interest, with the price payable by the Participant in such form and manner and at such time as determined by the Company in its Discretion.

18.    Investment purpose: If the Company, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon and as a condition to any acquisition of Units in the Company under this Plan, to execute and deliver to the Company a written statement in form satisfactory to the Company, representing and warranting that the Participant’s acquisition of Units in the Company shall be for such person’s own account, for investment and not with a view to the resale or distribution of such Units and that any subsequent offer for sale or sale of any such interest shall be made either pursuant to (1) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the Units being offered and sold, or (2) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such interest, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption.

19.    Rights to Continued Employment: Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Company under this Plan, shall confer upon any Participant any right with respect to continuation of employment or service as an employee, consultant, or advisor of the Company or a Subsidiary or continuation of membership as a holder of Units in the Company nor interfere in any way with the right of the Company or a Subsidiary to terminate such person’s employment, service or membership at any time with or without cause.

20.    Withholding Payments: If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Company or a Subsidiary any amount for income or employment tax withholding, in the Company’s Discretion, either the Company shall appropriately reduce the amount of the Units in the Company or the cash or other property to be paid to the Participant or the Participant shall pay such amount to the Company or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Company may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of the Units in the Company delivered or deliverable by the Company in respect of an Award appropriately reduced, or by electing to tender an appropriate portion of the Units in the Company back to the Company subsequent to receipt of such interest in respect of an Award. The Company or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Company or any of its Subsidiaries to the Participant upon such terms and conditions as the Company shall prescribe. The Company may also defer issuance of Units in the Company under the Plan until payment by the Participant to the Company or any of its Subsidiaries of the amount of any such tax. The Company may make such other arrangements with respect to income or employment tax withholding as it shall determine.

21.    Change in Control: Notwithstanding any other provision of the Plan or any provision of a grant or award agreement, in the event the Company determines that there has been or will be a change in control of the Company or of any Subsidiary, the Company may, without the consent of the holder, provide for any treatment of outstanding Awards which it determines, in its Discretion, to be appropriate. Such treatment may include, without limitation, acceleration of vesting of equity options and equity appreciation rights, release of restrictions applicable to restricted equity or restricted phantom equity, or deeming performance-based equity awards to have been earned. In determining whether there has been or will be a change in control of the Company or of any Subsidiary, the Company may utilize a definition it deems appropriate of a change in control, including any such definition contained in any existing agreement between the Company or a Subsidiary and one of its senior executives.

22.    Effectiveness of Plan: The Plan shall be effective on the date the Company adopts the Plan, provided that, if required by applicable federal or state law, the members of the Company approve the Plan within twelve (12) months of that date. If member approval of the Plan is required by applicable federal or state law, Awards may be granted prior to such member approval, but each such Award shall be subject to member approval of the Plan. Without limitation, no equity option or equity appreciation right may be exercised and no membership interest in the Company underlying any performance-based equity or other equity-based award may be issued prior to member approval required by applicable federal or state law, and any restricted equity or restricted phantom equity awarded are subject to forfeiture if such member approval is not obtained.

23.    Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Company. Unless sooner terminated by the Company, the Plan shall terminate on the date ten (10) years after its adoption by the Company, and no Awards may be granted after such termination. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Company shall have the right, without approval of the members of the Company, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (1) with respect to the Plan, increase the maximum specified number of Units in the Company in the aggregate which are subject to the Plan, materially change the class of persons eligible to be Participants under the Plan, or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the members of the Company; or (2) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder of such Award.

24.    Section 409A of the Internal Revenue Code: It is intended that Awards granted under the Plan either be excluded from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance and regulations issued thereunder and, accordingly, to the maximum extent permitted, the Plan and agreements granting Awards shall be interpreted consistent with such intent. In the event that any Award is subject to but fails to comply with Code Section 409A, the Company may revise the terms of the grant to correct such noncompliance to the extent permitted under any guidance, procedure or other method promulgated by the Internal Revenue Service now or in the future or otherwise available that provides for such correction as a means to avoid or mitigate any taxes, interest or penalties that would otherwise be incurred by the Participant on account of such noncompliance. Provided, however, that in no event whatsoever shall the Company be liable for any additional tax, interest or penalty imposed or other detriment suffered by a Participant under Code Section 409A or damages for failing to comply with Code Section 409A.